Exhibit (c)(7)

       PRELIMINARY & CONFIDENTIAL  March 10, 2019  Special Committee Update Materials

PRELIMINARY & CONFIDENTIAL

Updated Management Forecast Overview

What's Changed	What Hasn't Changed
▪ FY19 Forecast (based on actuals through end of January and preliminary February results)	▪ FY19 Budget and Guidance ▪ FY20+ Management Plan ▪ DC Solar Assumptions (1) ▪ Tax Extender Assumptions (2) ▪ Sanction Agreements Assumptions ▪ Broadcast Agreements Assumptions

(1) Management has stated potential impact of DC Solar already factored into FY19 guidance range
(2) Management has stated FY19 budget and guidance range, as well as FY20+ Management Plan, assumes the status quo and that Congress does not extend expired motorsports tax provision

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 PRELIMINARY & CONFIDENTIAL    Q1’19 Comparison  Source: Management Quarterly Forecast as of 2/25/2019Based on Wells Fargo as of 1/25/2019From ISCA 1Q’18 10Q; Adjustments from GAAP figures include the following (in 000s): $105 related to ISM Raceway Project  (other operating), $828 associated with capitalized interest (other operating), $1,116 associated with losses on retirements,$853 of accelerated depreciation, and associated adjustment for income taxes  3  $000s, except per share            Q1 - Budget  Q1 - Forecast  Q1 - Street (1)  Q1 - 2018A (2)  Admissions  $30,199  $29,317  $28,117  $30,562  Motorsports and other event related  108,892  106,588  110,017  105,786  Food, beverage and merchandise  9,756  9,319  7,553  7,950  Other income  4,903  5,205  5,264  4,577  Total Revenue  $153,750  $150,429  $150,951  $148,875  NEM Fees  30,898  30,905  30,394  29,865  Motorsports and other event related  26,761  26,189  26,445  26,035  Food, beverage and merchandise  6,916  6,759  5,351  5,629  Other operating  1,244  1,855  2,501  1,932  Direct Expenses  65,819  65,708  64,691  63,461  G&A  27,113  26,719  26,070  25,742  D&A  28,211  28,181  27,094  25,886  Loss on Retirements  –  1  –  46  Total Expenses  $121,143  $120,609  $117,855  $115,135            Operating Income  $32,607  $29,820  $33,096  $33,740  Interest income Interest expense  728(3,738)  1,164(3,721)  (3,366)  521(2,885)  Other  –  17  –  15  Income from equity investments  5,421  5,529  5,234  4,308  Income before taxes  $35,018  $32,809  $34,964  $35,699  Income taxes  8,670  8,137  8,916  9,332  Net Income  $26,348  $24,672  $26,048  $26,367            EPS  $0.61  $0.57  $0.60  $0.60            Adj. EBITDA  $66,968  $64,152  $66,920  $65,750  Cash Distributions  6,150  6,150  NA  5,250

 PRELIMINARY & CONFIDENTIAL      FY 2019 Comparison  Based on Management’s Consolidated Financial Statements dated 1/31/2019; Adjusted EBITDA per Management Quarterly Forecast as of 2/25/2019Based on Wells Fargo as of 1/25/2019  Based on Management Guidance during 4Q’18 Earnings CallBased on GS “Sources and Uses” analysis received 2/21/2019  4  $000s, except per share  Budget (1)  Forecast (1)  Street (2)  2018A  Guidance (3)            Low  High  Total Revenue  $705,900  $698,299  $699,451  $675,036  $685,000  $705,000  Admissions  112,305  109,798  108,797  109,602      Motorsports Related Income  525,391  521,424  530,365  508,505      TV & Ancillary Rights  363,998  363,998  NA  350,822      Sponsorship & Advertising  76,937  74,054  NA  73,010      Suites & Hospitality  39,244  38,139  NA  38,709      Other MSR  45,212  45,233  NA  45,964      FB&M  46,329  45,476  35,840  35,669      Other Income  21,875  21,601  24,449  21,260      Adj. EBITDA  251,084  243,878  243,000  231,374  230,000  250,000                LTM Adj. EBITDA (as of Q2'19)  237,538  231,952  237,037  NA                    Diluted EPS  2.17  2.05  1.99  1.85  1.85  2.15  GS assumed LTM EBITDA (as of 6/30/2019): $246MM (4)

 PRELIMINARY & CONFIDENTIAL        $000s, except per share  Annual (1)  Without Revenue Without Expense  Without Revenue With Expense          DC Solar Revenues $11,050  –  –  DC Solar Expenses 7,687  –  7,687  Pre-Tax Income 3,363  –  (7,687)  Tax Impact (@ 24.80%) (2) 834  –  (1,906)  Net Income 2,529  –  (5,781)  EPS (2) $0.06  –  ($0.13)  EPS Δ (3) –  ($0.06)  ($0.19)      DC Solar SummaryDC Solar annual contract: $11.050MM revenue, $7.687MM expense  DC Solar revenue and expense estimates per ISC Memo on DC Solar (2/5/2019); Analysis shown is simplified for illustrative purposesAssumed tax rate and shares outstanding are FY2019 figures from Management Quarterly Forecast as of 2/25/2019EPS delta in relation to estimated annual earnings  5

     PRELIMINARY & CONFIDENTIAL      Tax Extender Summary   Source: ISC Management estimates provided by email on 3/8/19 and estimated in XLS “Extenders – 7year life illustrative impact” Subject to amount of annual capital expenditures and IRS determination on motorsport asset definitionEPS impact for 2018A calculated using 2018 actual share count per 2018 10K; Annual EPS impact calculated using 2019E  share count per Management Quarterly Forecast as of 2/25/2019  6    Potential $10-$15MM return of 2018 tax payments, $5-$10MM tax decrease in 2019+Management Budget, Forecast, and Guidance assumes expired motorsports tax provisions are not retroactively extended effective 1/1/2018Extension of the motorsports tax treatment could potentially increase EPS. Below isthe illustrative impact based on management estimates$MM    Tax Decrease  EPS Δ (2)   2018A Annual (2019) (1)Low High Low High$15.0 $20.0 $5.0 $10.00.35 0.46 0.12 0.23

PRELIMINARY & CONFIDENTIAL

Update on 2019 Admissions & Attendance

H1 Cup Series and quarterly totals with Q1 finals and Q2-Q4 sales to date

Q1 Final [1]	Gate Admissions (Revenue)				Sold Tickets (Attendance)				Avg. Ticket Price			
	2019 Budget	2019 Actual	2018 Actual	% Δ	2019 Budget	2019 Actual	2018 Actual	% Δ	2019 Budget	2019 Actual	2018 Actual	% Δ
DIS Daytona 500	$19,670,000	$18,958,229	$19,645,197	(3.6%)	98,700	98,546	98,930	(0.4%)	$199.29	$192.38	$198.58	(3.2%)
Total Q1 All Events	**$29,556,328**	**$28,077,124**	**$29,363,902**	**(4.6%)**	**221,446**	**212,692**	**217,920**	**(2.5%)**	**$133.47**	**$132.01**	**$134.75**	**(2.1%)**

Q2 - Q4 2019 Sales to Date [2]	Gate Admissions (Revenue)				Sold Tickets (Attendance)				Avg. Ticket Price			
	2019 Budget	2019 Current	2018 SDO	% Δ	2019 Budget	2019 Current	2018 SDO	% Δ	2019 Budget	2019 Current	2018 SDO	% Δ
ISM TicketGuardian 500	$3,817,355	$2,259,853	$2,099,543	7.1%	41,323	27,177	31,154	(14.6%)	$92.38	$83.15	$67.39	19.0%
ACS Auto Club 400	3,862,038	2,891,303	3,136,928	(8.5%)	54,892	40,332	43,930	(8.9%)	$70.36	$71.69	$71.41	0.4%
TSS Geico 500	4,460,450	2,642,140	2,742,011	(3.8%)	53,750	30,675	31,756	(3.5%)	$82.99	$86.13	$86.35	(0.3%)
KSC Kansas 400	3,737,367	1,711,511	2,209,540	(29.1%)	40,491	17,876	22,937	(28.3%)	$92.30	$95.74	$96.33	(0.6%)
Total Q2 All Events	**$23,851,846**	**$14,076,265**	**$15,441,056**	**(9.7%)**	**363,069**	**215,352**	**245,116**	**(13.8%)**	**$65.70**	**$65.36**	**$62.99**	**3.6%**
Total Q3 All Events	**$20,339,731**	**$9,285,960**	**$9,560,303**	**(3.0%)**	**291,535**	**130,798**	**133,059**	**(1.7%)**	**$69.77**	**$70.99**	**$71.85**	**(1.2%)**
Total Q4 All Events	**$29,971,166**	**$6,475,595**	**$7,107,965**	**(9.8%)**	**442,623**	**89,029**	**96,090**	**(7.9%)**	**$67.71**	**$72.74**	**$73.97**	**(1.7%)**
Total FY19 All Events	**$103,604,071**	**$57,817,418**	**$61,372,076**	**(6.1%)**	**1,313,673**	**644,031**	**688,138**	**(6.8%)**	**$78.87**	**$89.77**	**$89.19**	**0.6%**

Note: SDO is "Same Days Out"
(1) Source: Business Insights Executive Sales Report (2/19/19), p.1. Revenue figures exclude sales tax and other adjustments.
(2) Source: Business Insights Executive Sales Report (3/6/19), pp. 2-6. Revenue figures exclude sales tax and other adjustments.

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PRELIMINARY & CONFIDENTIAL

Update on 2019 Sponsorship/Advertising & Hospitality Sales

	2019 Adjusted Budget	2019 Estimated Final	2019 EF to 2019 Budget ($)	2019 EF to 2019 Budget (%)	2018 Actual	2019 EF v 2018A ($)	2019 EF v 2018A (%)
Sponsorship and Advertising							
Display	$10,745,655	$9,813,834	($931,821)	(8.7%)	$10,631,668	($817,834)	(7.7%)
Signage	2,778,508	2,531,106	(247,402)	(8.9%)	2,417,267	113,839	4.7%
Sponsorship	52,647,929	51,565,117	(1,082,812)	(2.1%)	47,056,103	4,509,014	9.6%
Subtotal	**$66,172,092**	**$63,910,057**	**($2,262,035)**	**(3.4%)**	**$60,105,038**	**$3,805,019**	**6.3%**
Hospitality							
Executive Suites	$232,009	$279,894	$47,885	20.6%	$210,243	$69,651	33.1%
Suites	26,058,618	24,375,952	(1,682,666)	(6.5%)	25,423,502	(1,047,550)	(4.1%)
Subtotal	**$26,290,627**	**$24,655,846**	**($1,634,781)**	**(6.2%)**	**$25,633,745**	**($977,899)**	**(3.8%)**
All Other							
Subtotal	**$30,047,388**	**$32,118,155**	**$2,070,767**	**6.9%**	**$33,235,186**	**($1,117,031)**	**(3.4%)**
Grand Total	**$122,510,107**	**$120,684,058**	**($1,826,049)**	**(1.5%)**	**$118,973,969**	**$1,710,089**	**1.4%**

Source: Weekly Revenue Dashboard (3/6/19), p.6. Other includes the following revenue categories: Additional Benefits; Admissions; Americrown; Chalets; Credentials; Credit; Fan; Non-Event Facility Rentals; Publications; Reimbursed Expense; Small Group; High-end (Premium Club); Campground/Specialty Vehicle; Motorcoach/RV Hospitality; Web Multimedia; Large Screen Video; ISM Vision; One Daytona

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PRELIMINARY & CONFIDENTIAL

Pro Forma Leverage | BZF Does Not Roll Equity

Assumes BZF shares of 3,488,550, as provided by GS

Sources & Uses Assuming $43.50 Purchase Price

$MM except share price

Sources	
Equity Rolled	$652
Nova Cash on BS	22
Ignite Cash on BS	284
Minority Investment	–
New Debt	1,491
Total Sources	**$2,449**

Uses	
Purchase Equity	$1,905
Paydown Ignite Debt	265
Paydown Nova Debt	114
Fees and Expenses	65
Minimum Cash	100
Total Uses	**$2,449**

Purchase Price	Implied Leverage	Purchase Price	Equity Rolled	Purchase Non-Family Stockholder Equity	New Debt
$42.00	4.7x	$1,839	$629	$1,210	$1,448
$43.00	4.8x	1,883	644	1,239	1,477
$43.50	4.8x	1,905	652	1,253	1,491
$44.00	4.9x	1,927	659	1,268	1,506
$45.00	5.0x	1,971	674	1,297	1,535
$46.00	5.0x	2,015	689	1,325	1,563
$47.00	5.1x	2,058	704	1,354	1,592
$48.00	5.2x	2,102	719	1,383	1,621
$49.00	5.3x	2,146	734	1,412	1,650
$50.00	5.4x	2,190	749	1,441	1,679
$51.00	5.5x	2,234	764	1,469	1,708
$52.00	5.6x	2,278	779	1,498	1,736

Note: Assumes pro forma EBITDA of $310MM as of transaction close (6/30/19) with $78MM for Nova and $232MM for Ignite; Assumes $65MM in fees and expenses; Assumes Ignite cash of $284MM; Assumes total FDSO of 43,796,600 (includes restricted stock and options per TSM)

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PRELIMINARY & CONFIDENTIAL

Pro Forma Leverage | BZF Does Not Roll Equity

Assumes BZF shares of 801,534, as calculated from BZF Form 4 (July 2, 2018) (1)

Sources & Uses Assuming $43.50 Purchase Price

$MM except share price

Sources	
Equity Rolled	$769
Nova Cash on BS	22
Ignite Cash on BS	284
Minority Investment	–
New Debt	1,375
Total Sources	**$2,449**

Uses	
Purchase Equity	$1,905
Paydown Ignite Debt	265
Paydown Nova Debt	114
Fees and Expenses	65
Minimum Cash	100
Total Uses	**$2,449**

Purchase Price	Implied Leverage	Purchase Price	Equity Rolled	Purchase Non-Family Stockholder Equity	New Debt
$42.00	4.3x	$1,839	$742	$1,097	$1,335
$43.00	4.4x	1,883	760	1,123	1,361
$43.50	4.4x	1,905	769	1,136	1,375
$44.00	4.5x	1,927	778	1,149	1,388
$45.00	4.6x	1,971	795	1,176	1,414
$46.00	4.6x	2,015	813	1,202	1,440
$47.00	4.7x	2,058	831	1,228	1,466
$48.00	4.8x	2,102	848	1,254	1,492
$49.00	4.9x	2,146	866	1,280	1,518
$50.00	5.0x	2,190	884	1,306	1,544
$51.00	5.1x	2,234	901	1,332	1,571
$52.00	5.2x	2,278	919	1,359	1,597

Note: Assumes pro forma EBITDA of $310MM as of transaction close (6/30/19) with $78MM for Nova and $232MM for Ignite; Assumes $65MM in fees and expenses; Assumes Ignite cash of $284MM; Assumes total FDSO of 43,796,600 (includes restricted stock and options per TSM)
(1) Includes only shares identified on Form 4 as held directly by BZF or by entities not allocated to the remainder of the France Family Group

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PRELIMINARY & CONFIDENTIAL

Pro Forma Leverage | BZF Does Not Roll Equity

Assumes BZF shares of 218,592, as calculated from BZF Form 4 (July 2, 2018) (1)

Sources & Uses Assuming $43.50 Purchase Price

$MM except share price

Sources	
Equity Rolled	$794
Nova Cash on BS	22
Ignite Cash on BS	284
Minority Investment	–
New Debt	1,349
Total Sources	**$2,449**

Uses	
Purchase Equity	$1,905
Paydown Ignite Debt	265
Paydown Nova Debt	114
Fees and Expenses	65
Minimum Cash	100
Total Uses	**$2,449**

Purchase Price	Implied Leverage	Purchase Price	Equity Rolled	Purchase Non-Family Stockholder Equity	New Debt
$42.00	4.2x	$1,839	$767	$1,073	$1,311
$43.00	4.3x	1,883	785	1,098	1,336
$43.50	4.4x	1,905	794	1,111	1,349
$44.00	4.4x	1,927	803	1,124	1,362
$45.00	4.5x	1,971	821	1,149	1,388
$46.00	4.6x	2,015	840	1,175	1,413
$47.00	4.6x	2,058	858	1,201	1,439
$48.00	4.7x	2,102	876	1,226	1,464
$49.00	4.8x	2,146	894	1,252	1,490
$50.00	4.9x	2,190	913	1,277	1,515
$51.00	5.0x	2,234	931	1,303	1,541
$52.00	5.1x	2,278	949	1,328	1,566

Note: Assumes pro forma EBITDA of $310MM as of transaction close (6/30/19) with $78MM for Nova and $232MM for Ignite; Assumes $65MM in fees and expenses; Assumes Ignite cash of $284MM; Assumes total FDSO of 43,796,600 (includes restricted stock and options per TSM)
(1) Includes only shares identified on Form 4 as held directly by BZF

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